UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2020

Checkpoint Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38128	47-2568632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CKPT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this report, on June 4, 2020, the stockholders of Checkpoint Therapeutics, Inc. (the “Company” or “Checkpoint”) voted at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) to approve an amendment (the “Plan Amendment”) to the Company’s Amended and Restated 2015 Stock Incentive Plan (the “Incentive Plan”) to increase the shares of common stock available for issuance under the 2015 Incentive Plan by 4,000,000 shares from 5,000,000 to 9,000,000.

The Company’s Board of Directors approved the Plan Amendment on March 3, 2020, subject to stockholder approval at the 2020 Annual Meeting. The Plan Amendment became effective at the time of stockholder approval.

A copy of the Plan Amendment is filed as Exhibit 10.1 to this report and is incorporated by reference in this Item 5.02. The material terms of the 2015 Incentive Plan as so amended are described in the Company’s definitive proxy statement on Schedule 14A for the 2020 Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2020.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 5.07 of this report, on June 4, 2020, the stockholders of the Company voted at the 2020 Annual Meeting to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 35,000,000 shares, bringing the total number of authorized shares of common stock to 95,000,000 shares (the “Amendment”).

On June 4, 2020, following the 2020 Annual Meeting, the Company filed a certificate of amendment (the “Certificate”) giving effect to the Amendment with the Secretary of State of the State of Delaware. A copy of the Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2020, the Company held its 2020 Annual Meeting of stockholders at 10:00 a.m. Eastern Time by means of an online virtual meeting platform. Stockholders representing 48,200,713, or 87.57%, of the 55,038,506 shares entitled to vote were represented in person or by proxy constituting a quorum.

At the 2020 Annual Meeting, the following four proposals were approved: (i) the election of seven directors to hold office until the 2021 annual meeting; (ii) the ratification of the appointment of BDO USA, LLP as Checkpoint’s independent registered public accounting firm for the year ending December 31, 2020; (iii) an amendment to Checkpoint’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 35,000,000 shares from 60,000,000 to 95,000,000; and (iv) an amendment to the 2015 Incentive Plan to increase the shares of common stock available for issuance under the 2015 Incentive Plan by 4,000,000 shares from 5,000,000 to 9,000,000. The four proposals are described in detail in Checkpoint’s definitive proxy statement on Schedule 14A for the 2020 Annual Meeting filed with the SEC on April 24, 2020.

Proposal 1

The votes with respect to the election of seven directors to hold office until the 2021 annual meeting were as follows:

Director	For	% Voted For	Withheld	% Voted Withheld	Broker Non-Votes
Michael S. Weiss	18,659,635	85.50%	3,163,259	14.50%	26,377,819
Christian Béchon	20,992,220	96.19%	830,674	3.81%	26,377,819
Scott Boilen	20,336,441	93.19%	1,486,453	6.81%	26,377,819
Neil Herskowitz	20,336,441	93.19%	1,486,453	6.81%	26,377,819
James F. Oliviero	20,910,463	95.82%	912,431	4.18%	26,377,819
Lindsay A. Rosenwald, M.D.	18,816,714	86.22%	3,006,180	13.78%	26,377,819
Barry Salzman	20,233,539	92.72%	1,589,355	7.28%	26,377,819

Proposal 2

The vote with respect to the ratification of BDO USA, LLP as Checkpoint’s independent registered accounting firm for the year ending December 31, 2020 was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
47,677,087	289,476	234,150	0

Proposal 3

The vote with respect to the approval of an amendment to Checkpoint’s Amended and Restated Certificate of Incorporation was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
39,939,923	7,298,946	961,844	0

Proposal 4

The vote with respect to the approval of an amendment to Checkpoint’s Amended and Restated 2015 Incentive Plan was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
20,195,580	1,484,694	142,620	26,377,819

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Checkpoint Therapeutics, Inc.

10.1	Amendment to Checkpoint Therapeutics, Inc. Amended and Restated 2015 Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2020	Checkpoint Therapeutics, Inc.
(Registrant)

	By	/s/ James F. Oliviero
James F. Oliviero
President and Chief Executive Officer